Exhibit 99.1

AMERICAN CAMPUS COMMUNITIES SERVICES, INC. DEFERRED COMPENSATION PLAN
Originally Effective January 1, 2015
Amended and Restated Effective January 1, 2020

AMERICAN CAMPUS COMMUNITIES SERVICES, INC.
DEFERRED COMPENSATION PLAN

RECITALS
American Campus Communities Services, Inc. (the "Plan Sponsor”), a Maryland corporation, has adopted the American Campus Communities Services, Inc. Deferred Compensation Plan (the "Plan'') for the purpose of attracting and retaining a select group of management or highly compensated employees.

The purpose of the Plan is to permit designated executives of the Plan Sponsor to accumulate additional retirement income through a nonqualified deferred compensation plan that enables them to make deferrals of Compensation in excess of those permitted under the American Campus Communities Services, Inc. 401(k) Plan (the "Qualified Plan") and to receive matching contributions that are precluded by the provisions of the Qualified Plan or by applicable law.

The Plan is an unfunded arrangement established and maintained primarily for the benefit of a select group of management or highly compensated employees and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The Plan shall be interpreted and administered to the extent possible in accordance with Code Section 409A.

The Plan was originally adopted effective as of January 1, 2015 and has been amended and restated effective as of January 1, 2020 to reflect certain changes in the design and operation of the Plan.

NOW THEREFORE, the Plan Sponsor hereby adopts this amendment and restatement of the Plan effective January 1, 2020, or as otherwise stated herein, as follows:

Article I - Definitions

1.1    2015-2019 Plan Year Amount. All amounts deferred or contributed under the Plan with respect to all Plan Years prior to January 1, 2020, including notional earnings thereon.

1.2    401(k) Supplemental Deferrals. For Plan Years commencing prior to January 1, 2020, the portion of Compensation (including any bonus, but excluding Awards) that a Participant elects to defer in accordance with and subject to the limitations of Articles II and III hereof and that is contributed to the Participant's Deferral Account.

1.3    401(k) Refund Offset Amount. For any particular Plan Year commencing on or after January 1, 2020, an amount of base pay Compensation, if any, that is equal to the gross amount that is refunded to a Participant under the Qualified Plan during a Plan Year as a result of the Qualified Plan’s nondiscrimination testing for the prior Plan Year. Such deferral amount shall be considered a General Deferral.

1.4    Account. The bookkeeping account established for each Participant as provided in Section 6.1 hereof.

1.5    Affiliate. Any trade or business with whom the Plan Sponsor would be considered a single employer under Code Section 414(b) or (c).

1.6    Award. Restricted Stock or Restricted Stock Units granted under the Incentive Plan.

1.7    Balance. All Deferrals, Matching Contributions, and Discretionary Contributions contributed to the Plan on behalf of a Participant, and notional earnings thereon, and taking into account applicable adjustments (for example, distributions) described in Article VI.

1.8    Board. The Board of Directors of the Plan Sponsor.

1.9    Code. The Internal Revenue Code of 1986, as amended.

1.10    Compensation. With respect to Employees, all Form W-2 compensation from the Plan Sponsor subject to income tax withholding at the source, with all pre-tax contributions included, that is paid to the Participant during the Plan Year while the Participant is a participant in the Qualified Plan; or such other definition of ''Compensation" as set forth in the Qualified Plan, from time to time; provided, that the term "Compensation" for purposes of the Plan shall not be limited by Code Section 401(a)(17). With respect to non-Employee Participants, all Form 1099 compensation that is paid to the Participant by the Plan Sponsor during the Plan Year. Notwithstanding anything contained herein to the contrary, for purposes of a Participant’s Deferrals, “Compensation” shall include only the amounts eligible for deferral for a particular Plan Year under Section 2.2, and in no event will a change in the definition of “Compensation” set forth in the Qualified Plan be permitted to affect a Participant’s current Deferral Election Agreement in a manner that would cause such Deferral Election Agreement to be considered revocable or otherwise violate Code Section 409A.

1.11    Deferrals. “Deferrals” has the same meaning ascribed to the term “General Deferrals.”

1. 12    Deferral Election Agreement. The separate written agreement, submitted to the Plan Committee, by which an Eligible Participant agrees to participate in the Plan and defer Compensation and/or Awards thereto.

1.13    Deferred Shares. Shares of Restricted Stock or Stock-settled Restricted Stock Units deferred under the Plan.

l. 14    Disabled or Disability. An illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than twelve (12) months or can be expected to result in death, as certified by a physician satisfactory to the Plan Sponsor, which prevents the Participant from engaging in any occupation for wage or profit for which the Participant is reasonably fitted by training, education or experience, or such other definition of "Disability" as set forth in the Qualified Plan, from time to time.

1.15    Discretionary Contributions. The amount, if any, contributed to a Participant's Discretionary Contribution Account by the Plan Sponsor, in its sole discretion from year to year.

1.16    Effective Date. January 1, 2020 as to this amendment and restatement of the Plan, except as otherwise provided herein. The Plan was originally effective January 1, 2015.

1.17    Elective Deferral Limits. The annual dollar limitation on Elective Deferrals to the Qualified Plan under Code Section 402(g) and the actual deferral percentage limitation under Code Section 401(k)(3).

1.18    Elective Deferrals. The amount contributed to the Qualified Plan on behalf of a Participant pursuant to a valid salary reduction agreement in accordance with the terms of the Qualified Plan.

1.19    Eligible Participant. Any Employee, member of the Board, or other individual providing services to the Plan Sponsor who is designated as an Eligible Participant by the Plan Sponsor. Participation in the Plan is limited to a select group of the Plan Sponsor’s key management or highly compensated employees. Notwithstanding any provision of the Plan to the contrary, the Plan Committee may at any time, and from time to time, cause an Eligible Participant to cease to be an Eligible Participant with respect to future Plan Years.

1.20    Employee. Any person employed by the Plan Sponsor.

1.21    General Deferrals. The portion of Compensation (excluding any Awards) that a Participant elects to defer in accordance with Articles II and III hereof and that is contributed to the Participant's Account, and which is separate and apart from any deferral election made to the Qualified Plan. The Plan Sponsor may specify the type or types of Compensation that shall be subject to a deferral election under the Plan, such as cash director fees, base pay and/or annual bonus. Unless otherwise indicated, a reference to “Compensation” on a Deferral Election Agreement for an employee Participant shall refer solely to the Participant’s base pay. Deferrals of cash dividends associated with unvested and undeferred Restricted Stock shall be considered General Deferrals. In the case of members of the Board, cash directors fee Compensation shall be considered General Deferrals, but Awards shall not.

1.22    Incentive Plan. The American Campus Communities, Inc. 2010 Incentive Award Plan, and any subsequently adopted incentive plan.

1.23    Investment Fund or Funds. Each deemed investment which serves as a means to measure the value of a Participant's Accounts (other than Deferred Shares held in the Stock Account), which may be made available for such purpose, from time to time, by the Plan Sponsor.

1.24    Matching Contributions. For Plan Years commencing prior to January 1, 2020, the amount contributed to a Participant's Matching Contributions Account based on a percentage of the Participant's 401(k) Supplemental Deferrals, as described in Section 3.3 below. For Plan Years commencing on or after January 1, 2020, the amount contributed to a Participant's Matching Contributions Account, on a discretionary basis, based on a percentage of the Participant's 401(k) Refund Offset, as described in Section 3.3 below.

1.25    Normal Retirement Age. Normal Retirement Age shall be age 65.

1.26    Participant. An Eligible Participant who is a Participant as provided in Article II.

1.27    Plan. This American Campus Communities Services, Inc. Deferred Compensation Plan, as may be amended from time to time.

1.28    Plan Committee. The person or committee duly authorized by the Board of Directors. The Plan Committee shall be the agent for the Plan Sponsor with respect to the Plan and Trust.

1.29    Plan Sponsor. American Campus Communities Services, Inc., or any successor thereto.

1.30    Plan Year. January l through December 31.

1.31    Qualified Plan. The American Campus Communities Services, Inc. 401(k) Plan, or any successor plan thereto sponsored, maintained, or contributed to by the Plan Sponsor that is intended to be qualified under Code Section 401(a).

1.32    Restricted Stock. Shares of Stock issued or transferred to a Participant subject to such forfeiture and other restrictions (if any) as may be set forth in the Incentive Plan and/or an award agreement.

1.33    Restricted Stock Unit. A notional unit representing the right to receive one share of Stock, subject to such forfeiture and other restrictions (if any) as may be set forth in the Incentive Plan and/or an award agreement.

1.34    Scheduled Distribution. A scheduled distribution date elected by the Participant for distribution of General Deferrals and Stock Deferrals for a particular Plan Year from the Participant’s Account, including notional earnings thereon, as provided under Article VII.

1.35    Separation from Service. A "separation from service" within the meaning of Code Section 409A, which, to the extent consistent with Treasury Regulation Section 1.409A-1(h), shall occur:

(a)with respect to an Employee, when such Employee dies, retires, or otherwise has a termination of employment with the Plan Sponsor and its Affiliates. The Plan Committee shall determine whether a Participant has terminated employment based on whether the facts and circumstances indicate that it is reasonably anticipated that no further services would be performed after a certain date or that the level of services the Employee would perform after such date would permanently decrease to no more than 20% of the average level of services performed over the immediately preceding thirty-six month period. However, a Separation from Service will not occur by reason of an Employee's absence due to military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months. or if longer, so long as the Employee retains a right to reemployment with the Plan Sponsor under an applicable statute or by contract; and

(b)with respect to an independent contractor (such as a non-Employee Board member). upon a complete termination with the Plan Sponsor and its Affiliates.

1.36    Share Deferral Period. The period from the date the Participant receives the Award through the date of the Participant's Separation from Service, death, or Scheduled Distribution, as applicable.

1.37    Specified Employee. A Participant who is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) and Treasury Regulation Section 1.409A-1(i), which generally includes an Employee who is: (i) an officer of the Plan Sponsor, with annual compensation from the Plan Sponsor greater than $180,000 (as adjusted pursuant to Code Section 416(i)), (ii) a five-percent owner of the Plan Sponsor; or (iii) a one-percent owner of the Plan Sponsor with annual compensation from the Plan Sponsor greater than $150,000. All terms described in the preceding sentence and all determinations of Specified Employee status shall be made in accordance with Code Section 416(i), excluding paragraph (5) thereof or as otherwise provided under Code Section 409A.

1.38    Stock. The common stock of American Campus Communities, Inc., par value $.01 per share.

1.39    Stock Deferrals. The Awards that the Participant elects to defer in accordance with Article IV hereof and that are contributed to the Participant's Stock Account.

1.40    Trust. The agreement or agreements between the Plan Sponsor and the Trustee under which the assets of the Plan may be held, administered and managed. Participants shall have no right or claim to Trust assets set aside to fund benefits under this Plan, which shall remain the general assets of the Plan Sponsor.

1.41    Trustee. The entity or individual designated from time to time by the Plan Committee to serve as trustee in accordance with the terms of the Plan.

1.42    Years of Vesting Service. Each twelve (12) consecutive month period of a Participant’s continuous employment with the Plan Sponsor or an Affiliate without regard to the number of hours of service during such 12-month period; provided, however, that with respect to any Participant who is no longer an Eligible Participant as of January 1, 2020, Years of Vesting Service attributable to periods prior to January 1, 2020 shall be determined under the Plan provisions in effect immediately prior to January 1, 2020.

Article II - Participation

2.1    Commencement of Participation. Each Eligible Participant shall become a Participant on the date his or her initial Deferral Election Agreement first becomes effective.

2.2    Deferral Election Agreement.

(a)For Plan Years commencing on or after January 1, 2020, the Deferral Election Agreement shall designate: (i) the amount of cash director fees, base pay and/or annual bonus Compensation deferred by each Participant for the Plan Year as a General Deferral, (ii) whether the Participant elects a 401(k) Refund Offset Amount for the Plan Year, (iii) whether any Awards granted to the Participant in the upcoming Plan Year shall be deferred, (iv) whether the Participant elects to defer any cash dividends related to undeferred Restricted Stock Awards that may be granted in the upcoming Plan Year, (v) the form of distributions to be made from the Plan applicable to such Plan Year’s General Deferrals, Stock Deferrals, Discretionary Contributions and/or Matching Contributions (subject to the provisions of the Plan), (vi) the beneficiary or beneficiaries of the Participant (initial enrollment only, with any later beneficiary changes being made in accordance with Section 8.2), and (vii) such other items as the Plan Committee may prescribe. For Plan Years commencing on or after January 1, 2020, Participants shall elect a form of distribution upon Separation from Service for each Plan Year’s General Deferrals, Stock Deferrals, Discretionary Contributions and/or Matching Contributions and may optionally elect a Scheduled Distribution election applicable to all of such Plan Year’s General Deferrals and Stock Deferrals. Each Plan Year’s General Deferrals, Stock Deferrals, Discretionary Contributions and/or Matching Contributions are those General Deferrals, Stock Deferrals, Discretionary Contributions and/or Matching Contributions made under the Deferral Election Agreement for such Plan Year. For example, a Plan Year’s Stock Deferrals are the Awards that are deferred under the Deferral Election Agreement applicable to the Plan Year such Awards are made (as distinguished from the Plan Year in which such deferred Awards may later vest). For Plan Years prior to January 1, 2020, Participants designated on the Participant's initial Deferral Election Agreement the form of distribution applicable upon Separation from Service for all amounts deferred or contributed as to all such Plan Years (that is, the 2015-2019 Plan Year Amount).

(b)With respect to deferrals of Compensation or Awards, a Participant must file a Deferral Election Agreement with the Plan Committee no later than the close of the calendar year immediately preceding the calendar year in which the services to which the Deferral Election Agreement relates are performed. In the year in which an Eligible Participant is first eligible to participate, such Deferral Election Agreement may, if permitted by the Plan Committee, be filed within thirty (30) days of the date on which such individual is first eligible to participate, to be effective with respect to Compensation and Awards received for services rendered after such Deferral Election Agreement is effective.

(c)A Deferral Election Agreement effective with respect to a Plan Year may not be modified or revoked once such Plan Year has commenced.

(d)The minimum and maximum amount of Compensation that may be deferred each Plan Year shall be established by the Plan Committee from time to time.

2.3    Change in Eligible Participant Status.

(a) A Participant who is no longer an Eligible Participant shall not be permitted to submit a Deferral Election Agreement and no further deferrals of Compensation or Awards for such Participant shall be made after the end of the Plan Year in which such Participant is determined to no longer be an Eligible Participant.

(b) Amounts credited to the Account of a Participant described in subsection (a) shall continue to be held pursuant to the terms of the Plan and shall be distributed as provided in Article VII.

Article III - General Deferrals and Contributions

3.1    General Deferrals. The Plan Sponsor shall credit to the Deferral Account of a Participant an amount equal to the amount designated as a General Deferral in the Participant's Deferral Election Agreement for that Plan Year for each applicable deferral source. Such amounts shall not be made available to such Participant, except as provided in Article VII, and shall reduce such Participant's Compensation from the Plan Sponsor in accordance with the provisions of the applicable Deferral Election Agreement; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Plan Sponsor as provided in Article IX.
The Plan Sponsor may permit a Participant to make a 401(k) Refund Offset Amount election for a Plan Year, in accordance with the deferral election timing requirements in Section 2.2 above. By way of example, the Plan Sponsor may permit a Participant to elect to defer a 401(k) Refund Offset Amount for the 2021 Plan Year by submitting an election no later than December 31, 2020; such election would provide for an additional deferral of base pay Compensation in 2021 equal to any refund amount that is distributed to the Participant during the 2021 Plan Year from the Qualified Plan. The 401(k) Refund Offset Amount shall be deferred from base pay Compensation over the number of payroll periods during the applicable Plan Year as determined by the Plan Sponsor in its sole discretion.

3.2     401(k) Supplemental Deferrals for Plan Years Prior to 2020. If elected in a Participant's Deferral Election

Agreement for a Plan Year commencing prior to January 1, 2020, the Plan Sponsor shall credit to the Deferral Account of a Participant a 401(k) Supplemental Deferral equal to the dollar limitation under Code Section 402(g) for that Plan Year, offset and reduced by the amount contributed to the Qualified Plan as an Elective Deferral for the Plan Year and as of December 15 of such Plan Year, determined by the administrator of the Qualified Plan not to exceed the Elective Deferral Limits for the Plan Year. Such amounts shall not be made available to such Participant, except as provided in Article VII, and shall reduce such Participant's Compensation from the Plan Sponsor in accordance with the provisions of the applicable Deferral Election Agreement; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Plan Sponsor as provided in Article IX.

The election of 401(k) Supplemental Deferrals shall not be permitted for Plan Years commencing on or after January 1, 2020.

3.3    Matching Contributions.
(a)    For Plan Years commencing prior to January 1, 2020, the Plan Sponsor shall credit to the Matching Contribution Account of each Participant a Matching Contribution equal to the amount of matching contribution that would have been made under the formula then in effect under the Qualified Plan, had the Participant's 401(k) Supplemental Deferral been contributed to the Qualified Plan, but without consideration of any limitations imposed by the actual contribution percentage limitation under Code Section 401(m).
(b)    For Plan Years commencing on or after January 1, 2020, the Plan Sponsor may, in its sole discretion, credit to the Matching Contribution Account of any Participant a Matching Contribution equal to the amount of matching contribution that would have been made under the formula then in effect under the Qualified Plan, had the Participant's 401(k) Refund Offset Amount, if any, been contributed to the Qualified Plan during the Plan Year to which the refund from the Qualified Plan relates, but without consideration of any limitations imposed by the actual contribution percentage limitation under Code Section 401(m). The Plan Sponsor is under no obligation to make a Matching Contribution for a Plan Year. Matching Contributions need not be uniform among Participants.

3.4    Discretionary Contributions. The Plan Sponsor may make annual Discretionary Contributions to the Discretionary Contribution Account of any Participant of an amount and at such time as the Plan Sponsor, in its sole discretion, determines from year to year. Such contributions shall be determined on an individual basis and need not be uniform among Participants, and the Plan Sponsor shall be under no obligation to make Discretionary Contributions to the Accounts of similarly situated Participants.

3.5    Time of Deferrals and Matching Contributions. General Deferrals are deemed to accrue on the date on which the Participant would otherwise receive the Compensation that he or she elected to defer; provided, however, that the 401(k) Refund Offset Amount, if any, is deemed to accrue and may reduce a corresponding amount of base pay Compensation and be credited to the Participant’s Account over the number of payroll periods during the applicable Plan Year as determined by the Plan Sponsor in its sole discretion. Matching Contributions and Discretionary Contributions shall be credited at the time or times determined by the Plan Sponsor in its sole discretion. Awards shall accrue and be credited to the Participant’s Account under the Plan as provided in Article IV.

3.6    Withholding; Payment of Certain Taxes.
(a)    With respect to Participants who are Employees, for each payroll period for which a Deferral is made, the Plan Sponsor shall withhold from that portion of a Participant's Compensation that is not deferred hereunder, such Participant's share of taxes under the Federal Insurance Contributions Act (the "FICA Amount") and other applicable taxes that are required to be withheld with respect to (1) Deferrals and (2) Awards, Matching Contributions or Discretionary Contributions as they vest and become subject to FICA taxes and other withholding requirements (collectively, "Withholding Requirements").
(b)    To the extent that there is insufficient remaining cash Compensation to satisfy all applicable Withholding Requirements as they come due, the Plan Committee, in its sole discretion, may accelerate payment of all or a portion of a Participant’s vested Account (i) to pay the FICA Amount, and/or (ii) to pay the income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA Amount and the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes; provided, however, that the total payment under this Section 3.6(b) shall not exceed the FICA Amount and the income tax withholding related to the FICA Amount.
(c)    To the extent that there is insufficient remaining cash Compensation to satisfy all applicable Withholding Requirements as they come due, the Plan Committee, in its sole discretion, may accelerate payment of all or a portion of a Participant’s vested Account for (i) the payment of state, local, or foreign tax obligations arising from participation in the Plan that relate to an amount deferred under the Plan before the amount is paid or made available to the Participant (the “State, Local, and Foreign Tax Amount”); provided, however, the accelerated payment amount shall not exceed the taxes due as a result of participation in the Plan; and/or (ii) the payment of income tax at source on wages imposed under Code Section 3401 as a result of such payment and the payment of the additional income tax at source on wages imposed under Code Section 3401 attributable to the additional Code Section 3401 wages and taxes; provided, however, the accelerated payment amount shall not exceed the aggregate of the State, Local, and Foreign Tax Amount and the income tax withholding related to such amount.
(d)    In the event there is insufficient cash Compensation to satisfy all applicable Withholding Requirements as they come due, even after any accelerated payments described in Section 3.6(b) and Section 3.6(c), such Participant shall be obligated to remit payment to the Plan Sponsor, in such form as is acceptable to the Plan Sponsor, sufficient to satisfy any remaining Withholding Requirements.

Article IV - Deferral of Awards

4.1    General. Any Participant shall be eligible to elect the deferral of an Award granted under the Incentive Plan, which is incorporated herein by this reference. Such election may only be made with respect to any future Award. The manner and duration of such deferral shall be in accordance with the provisions of this Article IV and in accordance with procedures established by the Plan Committee.

4.2    Deferral of Awards. A Participant may elect to defer an Award on such terms as the Plan Committee may permit, by completing a Deferral Election Agreement and submitting it to the Plan Committee prior to the calendar year in which the Award is made. Any election to defer such an Award shall apply only to Awards made in the calendar year following the year in which the Deferral Election Agreement is submitted. Such Stock Deferrals shall be made pursuant to Section 2.2 above, in accordance with the provisions thereof. The Plan Committee shall credit such Stock Deferrals to a bookkeeping account (to be known as a “Stock Account”) for the benefit of such Participant at the time such Award vests or restrictions upon such Award lapse in accordance with the provisions of the Incentive Plan and applicable award agreement (and, prior to such time, the Plan Committee shall account for unvested, deferred Awards as necessary and appropriate). The Stock Deferrals initially shall be accounted for by the Plan Committee and may be transferred to the Trustee at such time as the Plan Committee shall, in its discretion, determine. Distribution of the Stock Deferrals shall be made in accordance with Article VII hereof.

4.3    Terms and Conditions of Awards. Any Deferred Shares or other Awards shall remain subject to the forfeiture and transfer restriction provisions of the Incentive Plan and any award agreement established pursuant thereto. In the event that the Deferred Shares have not become vested, in accordance with the provisions of the Incentive Plan and any award agreement established pursuant thereto, at the end of the Share Deferral Period, any Deferred Shares distributed by the Plan Sponsor or Trustee shall remain subject to any and all such terms and conditions and any applicable provisions of the Incentive Plan imposed upon such Deferred Shares, including the requirement that certificates representing such Deferred Shares shall bear the legend provided under the Incentive Plan.

4.4    Dividends. Any dividends payable with respect to any Stock Deferrals shall be converted into additional Deferred Shares or cash, as determined by the Plan Committee in its sole discretion. Stock dividends in the form of additional Deferred Shares shall be held in the Participant's Stock Account to be distributed in accordance with the distribution election(s), if any, applicable for the Plan Year in which the Stock dividend occurs. Such additional Deferred Shares, if any, shall be fully vested. Cash dividends declared on amounts in the Stock Account shall be distributable in accordance with the distribution election(s), if any, applicable to General Deferrals for the Plan Year in which the cash dividend occurs. If elected by a Participant, cash dividends payable with respect to Awards of Restricted Stock that remain unvested and are not subject to a deferral election may be deferred and shall be considered a General Deferral for the applicable Plan year. Cash dividends payable with respect to Awards of Restricted Stock that remain unvested but are subject to a deferral election under this Plan shall be automatically deferred into the Plan and considered a General Deferral for the applicable Plan Year.
Article V - Vesting
5.1    Vesting of Deferrals. A Participant shall have a 100% vested right in his or her Deferral Account and any earnings on the deemed investment of such General Deferrals. A Participant’s Deferred Shares shall be vested and nonforfeitable on the same date that the corresponding Award (or portion thereof) vests and becomes nonforfeitable in accordance with the terms and conditions of the Incentive Plan and applicable award agreement.
5.2    Vesting of Matching Contributions and Discretionary Contributions.

(a)Unless an alternate vesting schedule is declared by the Plan Committee for one or more Plan Years, the percentage of a Participant's Matching Contribution Account and Discretionary Contribution Account that is vested is based upon his number of Years of Vesting Service in accordance with the following schedule:

Years of Vesting Service	Vested Percentage
1	30%
2	60%
3	100%

(b)Notwithstanding Section 5.2(a) above, a Participant's interest in his Matching Contribution Account and Discretionary Contribution Account shall become fully (100%) vested upon attaining Normal Retirement Age prior to a Separation from Service, on death prior to a Separation from Service, or on a Separation from Service due to Disability.

Article VI- Accounts

6.1    Bookkeeping Accounts. The Plan Committee shall establish and maintain a bookkeeping account in the name of each Participant. The Plan Committee shall also establish subaccounts, as provided in subsections (a), (b), (c), and (d) below, or as otherwise determined to be appropriate to assist in the tracking of deferrals and contributions to the Plan.

(a)Deferral Account. A Deferral Account shall be established for each Participant for the purpose of recording the value of General Deferrals made to the Plan in accordance with the Participant's Deferral Election Agreements. Further subaccounts may be established for each Plan Year’s deferrals and/or to reflect each separate source among the General Deferrals.

(b)Matching Contribution Account. A Matching Contribution Account may be established for each Participant for the purpose of recording the value of Matching Contributions credited on his or her behalf in accordance with Section 3.3. Further subaccounts may be established for each Plan Year’s Matching Contributions.

(c)    Discretionary Contribution Account. A Discretionary Contribution Account may be established for each Participant for the purpose of recording the value of Discretionary Contributions, if any, credited on his or her behalf in accordance with Section 3.4. Further subaccounts may be established for each Plan Year’s Discretionary Contributions.
(d)     Stock Account. A Stock Account shall be established for each Participant for the purpose of recording the Stock Deferrals credited on his or her behalf in accordance with Sections 4.2. and 4.4. Further subaccounts may be established for each Plan Year’s Stock Deferrals.

6.2    Adjustment and Crediting of Accounts.

(a) The Plan Committee shall adjust the amounts credited to each Participant's Account to reflect General Deferrals, Stock Deferrals, Matching Contributions, Discretionary Contributions, distributions, deemed investment experience of the Participant's Investment Fund selections and any other appropriate adjustments. Such adjustments shall be made as is administratively necessary or appropriate in the discretion of the Plan Committee.

(b) The deemed investment experience credited to a Participant's Account shall be determined on a periodic basis according to the earnings and losses of the Investment Fund selections made by the Participant pursuant to his or her Deferral Election Agreement. The earnings and losses will be determined as if the amount credited to the Participant's Account were actually invested in the Investment Funds selected. Participants may select one or more of the Investment Funds designated by the Plan Committee in whole percentages of the applicable Account balance. A Participant may change his or her selection of Investment Funds at any time. Such an election shall be effective as soon as administratively feasible following the date the change is submitted in writing by the Participant to the Plan Committee, or such other means as the Plan Committee may approve.

(c) The Investment Funds offered under the Plan shall be the same as the funds available for investment of a Participant's account under the Qualified Plan, to the extent administratively feasible; provided, however, that the Plan Committee may change, discontinue, or add to the Investment Fund options made available under the Plan at any time in its sole discretion.

(d) Deferred Shares shall remain held in the Stock Account for the Participant's benefit and the Participant may not direct that the Deferred Shares be liquidated and alternative investment options substituted therefor. Any cash held in a Participant's Stock Account with respect to cash-settled Restricted Stock Units, or with respect to cash dividends may be invested in the Investment Funds in accordance with the Participant's election.

6.3    Investment of Trust Assets. Deferrals and contributions hereunder may, in the sole discretion of the Plan Sponsor, be set aside in a Trust in order to facilitate the payments of benefits under this Plan. Any such Trust assets may be invested in an Investment Fund but are not required to be invested in individual accounts mirroring the bookkeeping Accounts established in Section 6.1. Any such Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan. Under no circumstances shall any Participant have any preferential or secured right to or interest in any assets of such Trust, and the rights of each Participant (and if applicable, any beneficiary) shall remain that of a general creditor.

Article VII - Distributions

7.1    Distribution Elections.

(a)Separation from Service. Except as otherwise provided herein, distribution of a Participant's vested General Deferrals, Stock Deferrals, Discretionary Contributions and/or Matching Contributions shall be made or commence upon a Separation from Service in accordance with the Participant's election with respect to the form of payment. For Plan Years commencing on or after January 1, 2020, Participants shall elect a form of distribution upon Separation from Service for each Plan Year, as further described in Section 7.3 below. Such distribution election for a given Plan Year shall relate solely to that Plan Year. For Plan Years commencing prior to January 1, 2020, Participants designated on the Participant's initial Deferral Election Agreement the form of distribution applicable upon Separation from Service for all amounts deferred or contributed as to all such Plan Years (that is, the 2015-2019 Plan Year Amount).

(b)Scheduled Distributions. Distribution of the Participant's General Deferrals and Stock Deferrals may be made as a Scheduled Distribution in accordance with the Participant's election with respect to the time and form of payment. For Plan Years commencing on or after January 1, 2020, Participants may optionally elect a year of commencement and a form of distribution for a Scheduled Distribution for each Plan Year’s General Deferrals and Stock Deferrals, as further described in Section 7.3 below. Such Scheduled Distribution election shall apply to all of the General Deferrals and Stock Deferrals for the applicable Plan Year. The Scheduled Distribution for a given Plan Year shall relate solely to that Plan Year’s General Deferrals and Stock Deferrals. The Plan Sponsor shall determine the earliest commencement date that may be elected by the Participant for each Scheduled Distribution and such date shall be indicated on the Deferral Election Agreement. By way of clarification, Discretionary Contributions and/or Matching Contributions shall not be distributable as a Scheduled Distribution. For Plan Years commencing prior to January 1, 2020, Participants were not permitted to elect a Scheduled Distribution.

(c)Modification of Distribution Elections. A distribution election with respect to previously deferred amounts may only be changed under the terms and conditions specified in Code Section 409A and this Section. Except as permitted under Code Section 409A, no acceleration of a distribution is permitted. A subsequent election that delays payment or changes the form of payment for a Scheduled Distribution or an amount distributable upon Separation from Service shall be permitted if and only if all of the following requirements are met:

(i) the new election does not take effect until at least twelve (12) months after the date on which the new election is made;

(ii) in the case of payments made on account of Separation from Service or a Scheduled Distribution, the new election delays payment for at least five (5) years from the date that payment would otherwise have been made, absent the new election; and

(iii) in the case of payments made according to a Scheduled Distribution, the new election is made not less than twelve (12) months before the date on which payment would have been made (or, in the case of installment payments, the first installment payment would have been made) absent the new election.

For purposes of application of the above change limitations, installment payments shall be treated as a single payment under Code Section 409A. For purposes of the form and timing of distributions of the 2015-2019 Plan Year Amount, including, without limitation, for purposes of the submission of any modification to a Separation from Service distribution election, the 2015-2019 Plan Year Amount shall deemed to be amounts attributable to a single Plan Year that are governed by a single form of payment election. Only one (1) change shall be allowed to be made by a Participant with respect to each Plan Year’s election regarding the benefits to be received by such Participant upon Separation from Service. Further, only one (1) change shall be allowed to be made by a Participant with respect to each Plan Year’s election for a Scheduled Distribution, if any (and, for the avoidance of doubt, a Participant who does not optionally elect a Scheduled Distribution for a particular Plan Year in accordance with Section 2.2 is not permitted to later add a Scheduled Distribution for such Plan Year). Election changes made pursuant to this Section shall be made in accordance with rules established by the Committee and shall comply with all requirements of Code Section 409A and applicable authorities.

7.2    Payment of Vested Balances and Stock Deferrals Upon Separation from Service.

(a)    Form of Payment. Vested Plan Year Balances and Stock Deferrals are payable upon a Separation from Service in one of the following forms, as elected by the Participant: (i) in a lump sum payment or (ii) in annual installments up to ten (10) years. Such election shall be made separately for each Plan Year’s deferrals and contributions for Plan Years commencing on or after January 1, 2020 in accordance with the timing for submission of the applicable deferral elections under Section 2.2. For Plan Years commencing prior to January 1, 2020, Participants designated on the Participant's initial Deferral Election Agreement the form of distribution applicable upon Separation from Service for all amounts deferred or contributed as to all such Plan Years (that is, the 2015-2019 Plan Year Amounts are governed by a single form of payment election). If the Participant has not made a valid election as to the form of payment for one or more Plan Years, payment of that Plan Year’s deferrals and contributions upon a Separation from Service shall be made in one lump sum.

(b) Time of Payment. Vested Plan Year Balances and Stock Deferrals shall become payable on the first business day of the month following the date that is six (6) months following the date of the Participant's Separation from Service. The applicable amount shall be valued as of the last business day of the sixth month following the month in which the Separation from Service occurs. If an installment form of distribution is elected, annual installment payments subsequent to the first payment shall become payable on each succeeding anniversary of the date the first installment was payable, and shall be valued as of the last business day of the month preceding such payment. In the event of a modification to a distribution election for a Plan Year, commencement shall be delayed in accordance with Section 7.1(c).

(c) Distribution to Specified Employees. Notwithstanding anything contained herein to the contrary, if a Participant is a Specified Employee and incurs a Separation from Service for a reason other than death, distribution of such Participant's Balance or Stock Deferrals may not commence earlier than the first business day of the month following the date that is six (6) months following the date of his or her Separation from Service. Any payment that would have been made within the first six (6) months following the date on which the Participant incurred a Separation from Service without regard to this subsection (c) shall be made on the first business day of the month following the date that is six (6) months following the date on which the Participant incurred a Separation from Service.

7.3    Payment of General Deferrals and Stock Deferrals as a Scheduled Distribution.

(a)    Form of Payment. The portion of a Participant’s Account attributable to General Deferrals and Stock Deferrals for a Plan Year that are subject to a Scheduled Distribution are payable in one of the following forms, as elected by the Participant: (i) in a lump sum payment (which shall apply as the default form of payment if a Participant elects an optional Scheduled Distribution but fails to specify the form of payment) or (ii) in annual installments up to five (5) years. Such election may be made separately for each Plan Year’s General Deferrals and Stock Deferrals for Plan Years commencing on or after January 1, 2020 in accordance with the timing for submission of the applicable deferral elections under Section 2.2.

(b) Time of Payment. The portion of a Participant’s Account attributable to General Deferrals and Stock Deferrals for a Plan Year that are subject to a Scheduled Distribution shall become payable in January of the Plan Year selected by the Participant for commencement of the Scheduled Distribution. The applicable amount shall be valued as of the last business day of the December preceding the selected Plan Year for commencement of the Scheduled Distribution. If an installment form of distribution is elected, annual installment payments subsequent to the first installment shall become payable in each succeeding January, and shall be valued as of the last business day of the December preceding such payment. In the event of a modification to a distribution election for a Plan Year, commencement shall be delayed in accordance with Section 7.1(c).

(c) Relationship to Other Benefits.

(i) In the event of a Participant’s Separation from Service or death prior to the initial payment date for commencement of a Scheduled Distribution, such Scheduled Distribution shall not be distributed under this Section, but rather shall be distributed in accordance with the other applicable Section of this Article VII.

(ii) In the event of a Participant’s Separation from Service other than by reason of death after one or more Scheduled Distributions has commenced installment payments, such Scheduled Distribution(s) shall continue to be paid at the same time and in the same form as if the Separation from Service had not occurred.

(iii) In the event of a Participant’s death after one or more Scheduled Distributions has commenced installment payments, the remaining distributable amount of such Scheduled Distribution(s) shall be distributed in accordance with Section 7.4.

7.4    Payment upon Death of Participant. Notwithstanding any provision in this Plan to the contrary, effective as of January 1, 2021, in the event that the Participant dies prior to complete distribution of his or her Accounts under the Plan, the Participant’s beneficiary (as determined in accordance with Article VIII) shall receive a death benefit equal to the vested Accounts (or remaining vested Accounts in the event installment payments have commenced) in a lump sum following the Participant’s death. Such lump sum shall be valued as of the last business day of the month in which the Participant’s death occurs and shall become payable as of the first business day of the month following the month in which the death occurs.

7.5    Payment of Balances upon Unforeseeable Emergency. If a Participant incurs an Unforeseeable Emergency prior to a Separation from Service, then upon the written request of the Participant, the Plan Committee may direct that so much of the Participant's Balance as it determines is necessary to alleviate the condition giving rise to the Unforeseeable Emergency be distributed to or for the benefit of the Participant. A distribution on account of an Unforeseeable Emergency shall be made as soon as practicable and in any event within 30 days following the Committee’s determination that an Unforeseeable Emergency occurred. For purposes of this Plan, an "Unforeseeable Emergency" shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, beneficiary, or a dependent (as defined in Code Section 152(a), without regard to Code Section 152(b)(l); (b)(2), or (d)(l)(B)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. An Unforeseeable Emergency shall be deemed to exist only if the Plan Committee so determines in its sole discretion. An Unforeseeable Emergency will not be deemed to exist to the extent that it is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets, (to the extent that such liquidation would not itself cause severe financial hardship), or by cessation of deferrals under the Plan.

Article VIII - Beneficiaries

8.1    Beneficiaries. Each Participant may from time to time designate one or more persons, entities or his or her estate as his or her beneficiary under the Plan. Such designation shall be made on a form prescribed by the Plan Committee, which shall be effective only when filed by the Participant in writing with the Plan Committee (or its authorized delegate) during the Participant’s lifetime.

8.2    Change of Beneficiary Designation. Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation on a form prescribed by the Plan Committee, which shall be effective only when filed by the Participant in writing with the Plan Committee (or its authorized delegate) during the Participant’s lifetime.

8.3    Determination of Beneficiary.

(a)If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment), if the beneficiary does not survive until the final payment is made to the Participant, or if no beneficiary is validly designated, then the amounts payable under this Plan (or any remaining amount, as the case may be) shall be paid to the Participant's designated contingent beneficiary, if any, and, if none, to the Participant's surviving spouse, if any, and if none, to the Participant’s estate, and such applicable person shall be deemed to be a beneficiary hereunder.

(b)If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form.

(c)If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

(d)If the Plan Committee has any doubt as to the proper beneficiary to receive payments hereunder, the Plan Sponsor shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Plan Sponsor, in good faith and in accordance with this Plan, shall fully discharge the Plan Sponsor from all further obligations with respect to that payment.

8.4    Lost Beneficiary.

(a)All Participants and beneficiaries shall have the obligation to keep the Plan Committee informed of their current address until such time as all benefits due have been paid.

(b)If a Participant or beneficiary cannot be located by the Plan Committee exercising due diligence then, in its sole discretion, the Plan Committee may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary may be paid to a beneficiary or other person or be forfeited as the Plan Committee deems appropriate under the circumstances. Any such presumption of death shall be final, conclusive and binding on all parties.

Article IX - Funding

9.1    Prohibition Against Funding. Benefits payable under this Plan shall be paid from the general assets of the Plan Sponsor, or at the discretion of the Plan Sponsor, from assets set aside in a rabbi trust for deferring the cost of providing the benefits due under this Plan; provided, however, that no person entitled to payment under this Plan shall have any claim, right, priority, security interest, or other interest in any fund, trust, account, or other asset of the Plan Sponsor that may be looked to for such payment. The liability for the payment of benefits hereunder shall be evidenced only by this Plan and by the existence of bookkeeping accounts established and maintained by the Plan Sponsor for purposes of this Plan. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

9.2    Deposits in Rabbi Trust. Notwithstanding Section 9.1, or any other provision of this Plan to the contrary, the Plan Sponsor may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan. The amounts so deposited may include all contributions made pursuant to a Deferral Election Agreement by a Participant and any Matching Contributions or Discretionary Contributions and shall remain the general assets of the Plan Sponsor.

9.3    Withholding of Participant Contributions. The Plan Committee is authorized to make any and all necessary arrangements with the Plan Sponsor in order to withhold the Participant's Deferrals under Sections 3.1 and 3.2 hereof from his or her Compensation. The Plan Committee shall determine the amount and timing of such withholding.

Article X - Claims Administration

10.1    General. In the event that a Participant or his or her beneficiary does not receive any Plan benefit that is claimed, such Participant or beneficiary shall be entitled to consideration and review as provided in this Article. Such consideration and review shall be conducted in a manner designed to comply with Section 503 of the Employee Retirement Income Security Act of 1974, as amended.

10.2    Claim Review. Upon receipt of any written claim for benefits by the claimant or the claimant’s duly authorized representative, the Plan Committee shall be notified and shall give due consideration to the claim presented. The Plan Committee will provide the claimant with notice of the Plan Committee’s decision on the claim within ninety (90) days after the claim is filed, unless the Plan Committee determines that special circumstances beyond the control of the Plan require an extension of time, in which case the Plan Committee may have up to an additional ninety (90) days to process the claim. Notwithstanding the foregoing, if the claim is for benefits based on a disability determination (a “disability claim”), the claimant shall be notified of the Plan Committee’s decision on the claim within forty-five (45) days after the claim is filed, which may be extended twice for an additional thirty (30) days each time if special circumstances require. If the Plan Committee determines that an extension of time for processing is required for any claim, the Plan Committee shall furnish written notice of the extension to the claimant before the end of the initial ninety (90) day period (or in the case of a disability claim, the initial (forty-five (45) day period). Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Plan Committee expects to render its decision. If an extension is due to the claimant’s failure to submit information necessary to decide the claim, the notice of extension will afford the claimant a period at least 45 days to provide the required information, and the Plan Committee’s deadline to provide notice of the denial will be tolled from the date the Plan Committee sends the notice of extension to the earlier of (1) the date the Plan Committee receives the requested information or

(2) the expiration of the period afforded to the claimant to provide the requested information. If the claimant fails to provide the requested information by the expiration of the afforded period, the benefit determination will be made without regard to the requested information.

If the claim is denied to any extent by the Plan Committee, the Plan Committee shall furnish the claimant with a written notice setting forth (in a manner calculated to be understood by the claimant):

(a)the specific reason or reasons for denial of the claim;

(b)a specific reference to the Plan provisions on which the denial is based;

(c)a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d)an explanation of the provisions of this Article, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal; and

(e)for a disability claim, the following additional information:

(1)
if the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either (i) an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances or (ii) a statement that such explanation will be provided free of charge upon request;

(2)
a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (i) the views presented by the claimant to the Plan Committee of health care professionals treating the claimant and vocational professionals who evaluated the claimant, (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a denial of a claimant’s disability claim, without regard to whether the advice was relied upon in making the denial, and (iii) a disability determination made by the Social Security Administration regarding the claimant and presented by the claimant to the Plan Committee;

(3)
a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, or other information relevant to the claimant’s disability claim; and

(4)
either (i) the specific internal rules, guidelines, protocols, standards, or other similar criteria of the Plan relied upon in making the denial or (ii) a statement that such rules, guidelines, protocols, standards, or other similar criteria of the Plan do not exist.

10.3    Right of Appeal. A claimant who has a claim denied under Section 10.2 may appeal to the Plan Committee for reconsideration of that claim. A request for reconsideration under this Section must be filed by written notice within sixty (60) days (one hundred eighty (180) days in the case of disability claim) after receipt by the claimant of the notice of denial under Section 10.2.

10.4    Review of Appeal. Upon receipt of an appeal, the Plan Committee shall promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Plan Committee determines such a hearing is necessary. In preparing for this appeal, the claimant shall be given the right to review documents relevant to the benefit claim and the right to submit a written statement of issues, written comments, documents, records, and other information submitted by the claimant, all of which information will be taken into account in reviewing the appeal regardless of whether such information was submitted or considered in the initial benefit determination. In the case of a disability claim, the claimant may, upon request, obtain from the Plan Committee the identity of any medical or vocational expert whose advice was obtained on behalf of the Plan in connection with the benefit denial. In the case of a disability claim, the appeal will be reviewed by a named fiduciary of the Plan who is neither an individual who made a prior denial in connection with the disability claim nor a subordinate of any such individual, and deference will not be afforded to any prior denial of the disability claim. If the prior denial of the disability claim is based in whole or in part on a medical judgment, the Plan Committee will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither an individual consulted in connection with the prior denial nor a subordinate of any such individual. In addition, before issuing a denial of a disability claim on review, the Plan Committee will provide the claimant with any new or additional evidence considered, relied upon, or generated by the Plan or the Plan Committee (or at the direction of the Plan or the Plan Committee) in connection with the applicable disability claim being reviewed and any new or additional rationale on which the Plan Committee intends to base the denial on review. Such new or additional evidence and/or rationale will be provided free of charge as soon as possible and sufficiently in advance of the date on which the notification of the denial on review is required to be provided to give the claimant a reasonable opportunity to respond prior to that date.

10.5    Appeal Decision. After consideration of the merits of the appeal, the Plan Committee shall issue a written decision, which shall be binding on all parties. The Plan Committee’s decision shall be issued within sixty (60) days (forty-five (45) days in the case of a disability claim) after the Plan Committee’s receipt of the request for appeal, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days (ninety (90) days in the case of a disability claim) after receipt of the request for appeal. If the Plan Committee determines that an extension of time for processing is required for any claim, the Plan Committee shall furnish written notice of the extension to the claimant before the end of the initial sixty (60) day period (or in the case of a disability claim, the initial forty-five (45) day period). Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Plan Committee expects to render its decision. If an extension is due to the claimant’s failure to submit information necessary to review the claim, the notice of extension will afford the claimant at least 45 days to provide the required information, and the Plan Committee’s deadline to provide notice of the denial on review will be tolled from the date the Plan Committee sends the notice of extension to the earlier of (1) the date the Plan Committee receives the requested information or (2) the expiration of the period afforded to the claimant to provide the requested information. If the claimant fails to provide the requested information by the expiration of the afforded period, the benefit determination will be made without regard to the requested information.

10.6    Contents of Appeal Denial Notice. If the Plan Committee’s appeal decision is a denial to any extent, the written notice of the decision shall set forth (in a manner calculated to be understood by the claimant):

(a)the specific reason(s) for the denial;

(b)specific references to the pertinent Plan provisions on which such denial is based;

(c)a statement that the claimant may receive on request all relevant claim records at no charge;

(d)a description of the Plan’s voluntary appeal procedures and deadlines, if any, and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA; and

(e)for disability claims, the following additional information:

(1)
if the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either (1) an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or (2) a statement that such explanation will be provided free of charge upon request;

(2)	A discussion of the decision, including an explanation of the basis for disagreeing with or not following: (1) the views, presented by the claimant to the Plan Committee, of health care professionals treating the claimant and vocational professionals who evaluated the claimant, (2) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a denial of the claimant’s disability claim, without regard to whether the advice was relied upon in making the denial, and (3) a disability determination made by the Social Security Administration regarding the claimant and presented by the claimant to the Plan Committee;

(3)
Either (1) the specific internal rules, guidelines, protocols, standards, or other similar criteria of the Plan relied upon in making the denial or (2) a statement that such rules, guidelines, protocols, standards, or other similar criteria do not exist; and

(4)
A description of the applicable contractual limitations period for the claimant to bring an action under Section 502(a) of ERISA, including the calendar date on which such contractual limitations period will expire.

10.7    Designation. The Plan Committee may designate one or more of its members or any other person of its choosing to make any determination otherwise required under this Article.

10.8    Claims Procedures Mandatory. The internal claims procedures set forth in this Article X are mandatory, and completion of such claims procedures is a condition precedent to the commencement of any legal or equitable action in connection with a claim for benefits under the Plan by a claimant or any other person or entity claiming rights individually or through a claimant. If a claimant fails to follow these claim procedures, or to timely file a request for appeal in accordance with this Article X, the denial of the claim shall become final and binding on all persons for all purposes.

10.9    Limitations Period. No legal or equitable action may be commenced by any Employee, former Employee, director, former director, authorized representative, or any other person or entity claiming benefits or additional benefits under the Plan later than two years after the date such claim accrues. For purposes of this Section 10.9, a claim for benefits or additional benefits accrues on the earlier of (1) the first date the claim is denied, formally or informally, by the Plan Committee (or its delegate for such purpose), or (2) the date a clear repudiation of the benefits underlying the claim by the Plan Committee (or its delegate for such purpose) is first made known to such person (or such person’s duly authorized representative).

Article XI - General Provisions

11.1    Plan Committee.

(a)The Plan Committee is expressly empowered to limit the amount of Compensation that may be deferred; to deposit amounts into Trust(s) in accordance with this Plan; to have the discretionary authority to interpret the Plan, and to determine all questions (including, without limitation, questions of fact) arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Plan Sponsor it deems necessary to determine whether the Plan Sponsor would be considered insolvent or subject to a proceeding in bankruptcy; to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan, and to take all other necessary and proper actions to fulfill its duties as Plan Committee.

(b)The Plan Committee shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

(c)The Plan Committee shall be indemnified and saved harmless by the Plan Sponsor from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Plan Committee in good faith in the administration of the Plan and Trust, including all expenses reasonably incurred in its defense in the event the Plan Sponsor fails to provide such defense upon the request of the Plan Committee. The Plan Committee is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.

(d)The Plan Committee may delegate to one or more persons (including consultants or third party recordkeepers) any of the responsibilities assigned to the Plan Committee pursuant to this Plan.

(e)Subject to Article X, all decisions made by the Plan Committee pursuant to the provisions of the Plan shall be final and binding on all persons, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

11.2    No Assignment. Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge encumber attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Plan Committee, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.
11.3    No Employment Rights. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Plan Sponsor, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.
11.4    Facility of Payment. If the Plan Committee determines that any person to whom a benefit is payable under this Plan is a minor or is incompetent by reason of physical or mental disability or otherwise, the Plan Committee shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Plan Committee or the Plan Sponsor to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Plan Sponsor, the Plan Committee, and the Trustee.
11.5    Identity. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Plan Committee shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Plan Committee shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Plan Sponsor, Plan Committee, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.
11.6    Other Benefits. The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension disability annuity or retirement plan or policy whatsoever.
11.7    No Liability. No liability shall attach to or be incurred by any Employee of the Plan Sponsor, Trustee or any Plan Committee under or by reason of the terms, conditions and provisions contained in this Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the establishment of this Plan or the receipt of benefits thereunder, or both such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.

11.8    Expenses. All expenses incurred in the administration of the Plan, whether incurred by the Plan Sponsor or the Plan, shall be paid by the Plan Sponsor.

11.9    Insolvency. Should the Plan Sponsor be considered insolvent (as defined by the Trust), the Plan Sponsor, through its Board and chief executive officer, shall give immediate written notice of such to the Plan Committee of the Plan and the Trustee. Upon receipt of such notice, the Plan Committee or Trustee shall comply with the terms of the Trust.

11.10    Amendment and Termination.

(a)Except as otherwise provided in this section, the Plan Sponsor shall have the sole authority to modify, amend or terminate this Plan at any time; provided, however, that any modification or termination of this Plan shall not reduce, without the consent of a Participant, a Participant's right to any amounts already credited to his or her Account, or lengthen the time period for a distribution from an established Account. Following such Plan termination, payment of such credited amounts shall be made in a single sum payment, in accordance with the provisions of this Section 11.10 and to the extent permitted by Code Section 409A.

The Plan Sponsor may terminate this Plan, at any time at the discretion of the Board, provided that no payment of benefits shall occur upon termination of the Plan unless the requirements of Code Section 409A are satisfied, which generally include the following requirements:

(i)The termination shall not occur proximate to a downturn in the financial health of the Plan Sponsor and its Affiliates;

(ii)All arrangements sponsored by the Plan Sponsor and/or its Affiliates that are aggregated with this Plan under Treasury Regulation Section l.409A-l(c) must also be terminated;

(iii)Payments during the twelve (12) month period following such termination shall be restricted to those amounts that would be payable hereunder if this Plan had not terminated;

(iv)All remaining amounts under the Plan shall be paid following the expiration of twelve (12) months following such termination, and in no event later than twenty-four (24) months of such termination; and
(v)     For a period of three (3) years following the date of termination of this Plan, neither the Plan Sponsor, nor any Affiliate, may adopt a new deferred compensation arrangement that would be aggregated with this Plan under Treasury Regulation Section 1.409A-1(c).

(b)A Participant shall have a right to the vested portion of his or her Account in the event of the termination of the Plan pursuant to subsection (a) above.

11.11    Plan Sponsor Determinations. Any determinations, actions or decisions of the Plan Sponsor (including but not limited to, Plan amendments and Plan termination) shall be made by the Board in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the Board to make such determination or decision.

11.12    Construction. All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Plan Committee, in its sole and final discretion whose decision shall be final, binding and conclusive upon all persons.

11.13    Governing Law. This Plan shall be governed by, construed and administered in accordance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, Code Section 409A, and any other applicable federal law, provided, however, that to the extent not preempted by federal law, this Plan shall be governed by, construed and administered under the laws of the State of Texas, other than its laws respecting choice of law.

11.14    Tax Withholding. The Plan Sponsor shall have the right to deduct from any amounts otherwise payable under the Plan any federal, state, local, or other applicable taxes required to be withheld.

11.15    Code Section 409A. The Plan Sponsor intends that the Plan comply with the requirements of Code Section 409A and shall be operated and interpreted consistent with that intent. Notwithstanding the foregoing, the Plan Sponsor and its Affiliates, persons associated with the Plan Sponsor and its Affiliates (including, without limitation, their respective board of directors, officers, and employees), and the Plan Committee make no representation that the Plan complies with Code Section 409A and shall have no liability to any Participant for any failure to comply with Code Section 409A.

11.16    Uniformed Services Employment and Reemployment Rights Act (USERRA). Notwithstanding any provision of the Plan to the contrary, benefits with respect to qualified military service will be provided in accordance with, and to the extent required by, the Uniformed Services Employment and Reemployment Rights Act.

11.17    No Warranties. The Plan Sponsor and its Affiliates, persons associated with the Plan Sponsor and its Affiliates (including, without limitation, their respective board of directors, officers, and employees), and the Plan Committee make no warranty or representation that the value of any Participant’s Account will increase or will not decrease. Each Participant assumes the risk in connection with the deemed investment of his or her Account.

11.18    Severability. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein. If the inclusion of any Employee as a Participant under this Plan would cause the Plan to fail to be maintained solely for a select group of highly compensated or management employees, then the Plan shall be severed with respect to such individual, who shall be considered to be participating in a separate arrangement.

11.19    Headings. The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

11.20    Entire Agreement. This instrument and all subsequently-adopted amendments hereto contain the entire terms of the Plan and supersedes any prior understandings or written documents which have heretofore set forth the terms of the Plan and/or any oral agreements between the Plan Sponsor and any of the Participants respecting the within subject matter. No modification, amendment. change, or discharge of any term or provision of this Plan shall be valid or binding unless the same is in writing and signed by a duly authorized officer of the Plan Sponsor.

11.21    Terms. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

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IN WITNESS WHEREOF, AMERICAN CAMPUS COMMUNITIES SERVICES, INC. has approved the adoption of this amendment and restatement of the Plan effective as of January 1, 2020 and has caused the amended and restated Plan to be executed by its duly authorized representative this ____day of ___________, 2019.

AMERICAN CAMPUS COMMUNITIES SERVICES, INC.

By______________________________________
Name ___________________________________
Title ____________________________________